Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Actinium Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sandesh Seth, Executive Chairman of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2017	By:	/s/ Sandesh Seth
Sandesh Seth
Executive Chairman (Duly Authorized Officer and Principal Executive Officer)